POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director and/or executive officer of WM. WRIGLEY JR. COMPANY, a Delaware corporation (the "Company"), hereby makes, designates, constitutes and appoints, Howard Malovany, Mark Monroe and Mary Jo Foss and either of them (with full power to act without the other), as the undersigned's true and lawful attorneys-in-fact, and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing, whether by paper, electronically or otherwise, of: (i) any and all registration statements and all amendments and posteffective amendments thereto (collectively, "Registration Statements") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and any and all registrations, qualifications or notifications under the applicable securities laws of any and all states and other jurisdictions, with respect to the securities of the Company of whatever class, including, without limitation thereon, the Company's Common Stock and Class B Common Stock, however offered, sold, issued, distributed, placed or resold by the Company, by any of its subsidiary companies, or by any other person or entity, that may be required to effect: (a) any such filing, (b) any primary or secondary offering, sale, distribution, exchange, or conversion of the Company's securities, (c) any acquisition, merger, reorganization or consolidation involving the issuance of the Company's securities, (d) any stock option, restricted stock grant, incentive, investment, thrift, profit sharing, or other employee benefit plan relating to the Company's securities, or (e) any dividend reinvestment or stock purchase plan relating to the Company's securities; (ii) the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K, and any and all amendments thereto, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and (iii) Statements of Beneficial Ownership and Changes of Beneficial Ownership of Securities on Form 3, Form 4 or Form 5 (or such other forms as may be designated from time to time for such purposes), pursuant to Section 16(a) of the Exchange Act.

                  Without limiting the generality of the foregoing grant of authority, such attorneys-in-fact and agents, or either of them, are hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such Reports, Registration Statements, registrations, qualifications, or notifications, and any and all amendments thereto, statements of changes, and any and all other documents in connection with the foregoing, and take such other and further action as such attorneys-in-fact and agents, or either of them, deem necessary or appropriate. The powers and authorities herein to such attorneys-in-fact and agents, and either of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action lawfully taken pursuant to the powers and authorities herein granted by such attorneys-in-fact and agents, or either of them, or by their respective substitutes.

                  IN WITNESS WHEREOF, the undersigned has hereunto signed as of the 20th day of October, 2006.



                                        /s/ William D. Perez